UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 22, 2005

Motorola, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7221 (Commission File Number)	36-1115800 (I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois (Address of Principal Executive Offices)	60196 (Zipcode)

(847) 576-5000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Condensed Consolidated Statements of Operations

Item 2.02. Results of Operations and Financial Condition

The information in this Form 8-K that is furnished under “Item 2.02. Results of Operations and Financial Condition” and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

As part of its normal closing process conducted to complete its year end financial statements, Motorola, Inc. has made certain changes to its financial statements based on information identified subsequent to the announcement on January 18, 2005 of its fourth quarter 2004 financial results in a press release. These changes did not change fourth quarter 2004 diluted earnings per common share from continuing operations and impacted fourth quarter 2004 net earnings by 1%. The impact to full year 2004 net earnings is 0.5%.

Attached hereto as Exhibit 99.1 are the condensed consolidated statements of operations for the quarters and years ended December 31, 2004 and December 31, 2003 reflecting these changes.

Fourth quarter 2004 financial results were affected as follows:

•	net earnings decreased from $654 million to $647 million;

•	diluted earnings per common share from continuing operations remains unchanged at $.28;

•	diluted net earnings per common share (including discontinued operations) decreased from $.27 to $.26; and

•	diluted weighted average common shares outstanding increased from 2.476 billion to 2.487 billion shares.

Full year 2004 financial results were affected as follows:

•	net earnings decreased from $1.539 billion to $1.532 billion;

•	diluted earnings per common share from continuing operations decreased from $.91 to $.90;

•	diluted net earnings per common share (including discontinued operations) remains unchanged at $.64; and

•	diluted weighted average common shares outstanding increased from 2.414 billion to 2.472 billion shares.

Item 9.01 Financial Statements and Exhibits.

(c) The following is filed as an Exhibit to this Report.

Exhibit 99.1	Condensed Consolidated Statements of Operations for the quarters and years ended December 31, 2004 and December 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.
Dated: February 22, 2005	By:	/s/ Steven J. Strobel
Steven J. Strobel Senior Vice President and Corporate Controller